UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

WESTERN DUBUQUE BIODIESEL, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-52617	20-3857933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

904 Jamesmeier Road, P.O. Box 82 Farley, Iowa	52046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (563) 744-3554

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

Western Dubuque Biodiesel, LLC (WDB) entered into a Fourth Amendment to the Loan Agreement (the “Amendment”) with Beal Bank Nevada (“Beal”). The Amendment is effective as of July 1, 2010.

WDB entered into a $35,500,000 Construction-Term Loan Agreement with Marshall BankFirst on October 25, 2006 (the “Loan Agreement”). Beal succeeded as Lender, as the term is defined in the Loan Agreement, in July 2009 after the Federal Deposit Insurance Corporation appointed Beal as Marshall BankFirst’s receiver. The Loan Agreement has a seventy-four month term consisting of a construction phase and a term phase. As of March 1, 2008, the construction phase ended and the term phase commenced. During the term phase, WDB is required to make monthly payments of $339,484 including interest assessed at a variable rate. WDB’s monthly payments are payable, at Beal’s option, first to costs, including late charges and prepayment premiums, then to unpaid interest, with any remainder to principal.

The Amendment reduces WDB’s monthly loan payments to $150,000 beginning on July 1, 2010 and continuing through and including November 1, 2010. The reduced payments will be applied first to unpaid, accrued interest, then late fees, if any, and thereafter to principal; however, if WDB is in default under the Loan Agreement, the payments will be applied in Beal’s sole and absolute discretion. Under the Amendment, WDB’s monthly payment will increase to $339,484 beginning December 1, 2010 and will otherwise be payable and applied according to the original terms of the Loan Agreement.

In consideration of the reduced monthly payment, WDB has released Beal and its successors, assigns and related parties from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, expenses, debts, liens, actions and causes of action. WDB has further waived any defense, counterclaim or right of set-off it had or may have had against Beal, or its successors, assigns and related parties, prior to July 1, 2010. The representations and warranties made by WDB under the Loan Agreement were reaffirmed by WDB in the Amendment. Under the Amendment, WDB further reaffirmed its debts, obligations and liabilities under the Loan Agreement and confirmed that neither Beal nor any prior Lender, including Marshall BankFirst, had, or by the Amendment has, released WDB from or waived Beal’s right to WDB’s collateral arising under the Loan Agreement and accompanying obligations.

Except as otherwise provided in the Amendment, the Loan Agreement continues in full force and effect until all remaining principal and interest is due and payable at maturity, January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DUBUQUE BIODIESEL, LLC
July 26, 2010	/s/ Bruce Klostermann
Date	Bruce Klostermann, Vice Chairman and Director
(Principal Executive Officer)